EXHIBIT 10.25

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of March [_____], 2022 (the “Effective Date”), is between KIND ROOTS BOTANICALS, LLC, a Colorado limited liability company (“Seller”), and CFN Real Estate II LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

WHEREAS, Seller is the owner of the Property (as such term is described in this Agreement); and

WHEREAS, Buyer desires to buy, and Seller desires to sell, the Property, on and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the recitals (which recitals are hereby incorporated into, and shall constitute an integral part of, this Agreement) and the mutual agreements of Seller and Buyer set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on and subject to the following terms and conditions:

1. Purchase and Sale.

a. The purchase price to be paid to Seller for the sale of the Property to Buyer shall be one million (1,000,000) shares of restricted common stock of CFN Enterprises, Inc., a Delaware corporation (“CFN”), and sole member of Buyer (the “Transferred Interests”). The Transferred Interests shall be transferred to Buyer, in addition to any other amounts that may be owed to Seller by Buyer pursuant to the terms of this Agreement.

b. Within five (5) days after the Effective Date, Buyer shall deposit as earnest money with Apex Title LLC (the “Title Company”) the sum of One Thousand and 00/100 Dollars ($1,000.00) (including all interest earned thereon, the “Deposit”). The Title Company shall hold and deliver the Deposit to the party entitled to the same hereunder. If the sale of the Property is closed hereunder, monies held as the Deposit shall be applied and paid over to Seller on the date of Closing, to the extent any cash considerations are due to Seller; to the extent that the Deposit is more than any cash considerations due to Seller, all or such portion of the Deposit, as applicable, shall be returned to Buyer.

c. Buyer shall, on the date of Closing, (i) transfer the Transferred Interests to Seller, and (ii) pay any other amounts that may be owed to Seller pursuant to the terms of this Agreement.

d. Seller shall, on the date of Closing, (i) convey the Property to Buyer, and (ii) pay any other amounts that may be owed to Buyer pursuant to the terms of this Agreement.

e. Buyer shall have the right, in its sole and absolute discretion, to allocate the purchase price amongst the Property.

f. The term “Property” shall mean all of the assets of Seller, including, but not limited to: (i) that certain real estate having an address at 380 North Dexter Wray, CO 80758, and more particularly described on Exhibit A attached hereto and incorporated herein (the “Land”), (ii) the building and improvements located on the Land (collectively, the “Improvements”), (iii) all fixtures and equipment located in or on the Land and Improvements, including, without limitation, all heating, lighting, plumbing, drainage, elevator, electrical, air conditioning, and other mechanical fixtures and equipment and systems (collectively, the “Fixtures and Equipment”), (iv) the rights, easements, covenants, licenses, permits, approvals, access rights, development rights and other appurtenances, if any, belonging to and inuring to the benefit of, the Land (collectively, the “Appurtenances”), (v) all personal property (“Personal Property”) used in or related to the ownership or development of the Property, including, but not limited to all items listed on Schedule 3, and (vi) all intangible personal property relating to the use, maintenance and operation of such land and improvements, including, without limitation, any warranties, guaranties and indemnities, governmental licenses, permits, [the GMP Certification], approvals, certificates, or similar rights, plans, drawings, specifications, surveys, engineering reports and other technical descriptions (collectively, “Intangible Property” and, together with the Land, the Improvements, the Fixtures and Equipment, the Appurtenances, and the Personal Property, collectively, the “Property”).

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2. Due Diligence.

a. On or before the date which is three (3) business days following the Effective Date, Seller shall furnish to Buyer, for review and reliance as part of Buyer’s due diligence, all documents in Seller’s possession pertaining or relevant to the Property (the “Due Diligence Documents”), including, without limitation, the following: (a) surveys of the Property, if any; (b) environmental assessments pertaining to the Property; (c) geotechnical reports on the Property; (d) roof, structural and building reports pertaining to the Property; (e) Seller’s title policy on the Property and copies of all underlying documents; (f) notices of violations of any zoning ordinance or other law, regulation, agreement or instrument applicable to the Property; (g) architectural and engineering plans and specifications relating to the building and other improvements on the Property; (h) all property tax assessment bills for the last 3 years related to the Property; (i) all service contracts, property management agreements, and other agreements in place regarding the Property; (j) all insurance policies and certificates regarding the Property; (k) a schedule of all capital improvements at the Property for the last three (3) years; and (l) warranties and/or guaranties pertaining to the Property. In the event Seller shall withhold any Due Diligence Document that is material to the condition, use, ownership or operation of the Property and which was required by Seller to be delivered to Buyer pursuant to this Section 2(a), Buyer shall have the right to exercise Buyer’s remedies under Section 11(a) below.

b. From the Effective Date, through the date of Closing (as defined below), Seller shall allow Buyer and Buyer’s agents and consultants access to the Property for the purpose of conducting building inspections, surveys, environmental assessments, and other investigations, tests and studies in connection with the evaluation of the due diligence conditions to this Agreement. Such access shall be exercised by Buyer and its agents and consultants at reasonable times, without material interference with Seller’s ongoing operations at the Property (if any), and shall be exercised with due care and at the risk of Buyer, and with general liability insurance as may be customary. If Buyer or its agents or consultants shall cause any damage to the Property in connection with such access, Buyer shall restore the same to its condition immediately preceding such damage, and in any event Buyer shall indemnify Seller against damage caused by Buyer or its agents or consultants in connection with such access; provided, however, that under no circumstances shall Buyer be liable to Seller hereunder as a result of (x) Buyer’s or Buyer’s agents or consultants mere discovery of hazardous materials or other conditions at the Property or (y) the fraud, gross negligence or willful misconduct of Seller.

c. Buyer is performing due diligence of the Property, and accepts the property in an as-is condition, other than as expressly provided for in this Agreement.

3. Title and Survey. At Closing, the Title Company shall have issued or shall have unconditionally committed to issue to Buyer an ALTA owner’s policy of title insurance in the amount of the Purchase Price, subject only to the Permitted Exceptions (as defined below) (the “Title Policy”). Buyer has obtained, or will obtain following the Effective Date, from the Title Company a preliminary title report with respect to the Property (the “Title Commitment”), containing such exceptions as the Title Company would specify in the Title Policy and copies of all documents of record identified as exceptions in such Title Commitment. Further, Buyer has obtained, or will obtain following the Effective Date, a new or updated ALTA survey of the Property (the “Survey”). On or before the Closing Date (or within five (5) business days after Buyer’s receipt of any supplement or update to the Title Commitment or Survey), Buyer shall have the right to give written notice to Seller (which written notice may be by email given pursuant to Section 17 hereof) disapproving any items identified as exceptions in the Title Commitment or any supplement or update thereto or any matters identified on the Survey (a “Title Objection”). Any exceptions in the Title Commitment (or supplement or update thereto) or Survey not timely disapproved by Buyer shall be deemed to have been approved by Buyer (other than with respect to Mandatory Cure Items (as such term is defined below)). Upon Buyer’s delivery of a Title Objection, Seller may elect, in its sole discretion, to remove (or otherwise modify or cure in a manner reasonably satisfactory to Buyer) said Title Objection prior to Closing, by delivering written notice of such election to Buyer not later than five (5) days following the date Seller receives a Title Objection (but in no event later than the date in which the Closing is scheduled to occur). If Seller does not notify Buyer in writing that Seller will eliminate (or otherwise cure) such Title Objection(s) within such five (5) day period, Seller shall be deemed to have elected not to remove (or otherwise cure) such Title Objection and Buyer shall have ten (10) days following the date Seller received the Title Objection to terminate this Agreement, whereupon Buyer shall receive a return of the Deposit, this Agreement shall terminate, and neither Seller nor Buyer shall have any further rights, duties, obligations, or liabilities under this Agreement, except for those rights, duties, obligations and liabilities that are expressly stated to survive the termination of this Agreement. If Buyer fails to so terminate this Agreement, Buyer shall be deemed to have withdrawn its disapproval and approved such Title Objection, other than with respect to Mandatory Cure Items. The term “Permitted Exceptions” shall mean the following: (a) the lien of general real estate taxes or other special assessments, to the extent not due and payable for the current (as of Closing) year, as adjusted pursuant to Section 7 hereof, (b) all applicable zoning and building ordinances and land use regulations that do not materially or adversely affect Buyer’s intended use or operation of the Property and (c) those recorded covenants, restrictions, easements and other agreements disclosed in the Title Commitment (or any update or supplement thereto) and not timely objected to by Buyer pursuant to this Section 4. Notwithstanding anything to the contrary contained in this Agreement, whether or not Buyer has delivered a Title Objection with respect thereto, Seller agrees to cause the following to be removed, discharged, satisfied and/or cured prior to Closing (collectively, the “Mandatory Cure Items”): (i) any and all deeds of trust, mortgages, security agreements and/or financing statements affecting the Property (or any portion thereof) (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), (ii) all other monetary liens on the Property (such as mechanics’ liens, judgments, and/or federal, state and municipal tax liens), (iii) all violations relating to the Property (or any portion thereof), (iv) all other encumbrances which Seller has voluntarily, knowingly and intentionally placed on the Property between the Effective Date and the date of Closing and (v) all Title Objections which Seller has affirmatively agreed to cure pursuant to this Section 3.

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4. Closing Conditions. The obligations of Buyer to close under this Agreement shall be subject to the satisfaction of the following conditions:

a. there shall have occurred no material adverse change with respect to the Property (including, by way of examples of material adverse changes, any material adverse change in the physical condition or environmental condition of the Property) between the Effective Date and the date of Closing;

b. the Title Company shall be ready, willing and able to deliver to Buyer the Title Policy; and

c. the representations and warranties of Seller set forth in this Agreement shall be true and correct without changes, except as may have been approved by Buyer in writing (as satisfactory to Buyer, in its discretion), and the covenants and agreements of Seller set forth herein shall have been complied with in all material respects.

If any one or more of the conditions precedent set forth in this Section 4 shall not be satisfied (or waived) on or before the date of Closing, then such condition precedent shall be deemed unsatisfied, and at Buyer’s election, the Deposit shall be returned to Buyer, this Agreement thereby terminated, and neither Seller nor Buyer shall have any further liability or obligation hereunder (except for provisions that expressly survive termination as set forth herein); provided, however, if the failure of such condition precedent also constitutes a default under or breach of the terms of this Agreement on the part of Seller, then Buyer may, at its option, exercises its remedies under Section 11(a) hereof.

5. Closing. Provided that Buyer has not elected to terminate this Agreement under Section 2(c) hereof and all conditions to Buyer’s obligations to close under Section 4 have been satisfied (or waived), the purchase and sale of the Property hereunder shall close (the “Closing”) on a date selected by Buyer, but no later than April 22, 2022 (such date, the “Closing Date”). The Closing shall take place through escrow at the Title Company.

6. Closing Documents. Buyer and Seller agree to execute and deliver (or cause to be executed and delivered) to the Title Company, in escrow, the documents listed below for which each party is responsible no later than 11:00 a.m. (local time at the offices of the Title Company) on the date of Closing:

a. Seller shall execute and deliver, or cause to be executed and delivered, the following:

i. a Special Warranty Deed (the “Deed”), signed by Seller and properly acknowledged, which Deed shall be in form attached hereto as Exhibit B;

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ii. an affidavit signed by Seller affirming that Seller is not a foreign person under the Foreign Investment in Real Property Tax Act of 1980, as amended (or if Seller is not considered the transferor under such Act, then such an affidavit from such transferor), which affidavit shall be in form prepared by Seller or the Title Company;

iii. a General Assignment and Assumption (the “General Assignment”), transferring and assigning to Buyer all right, title, claim, and interest of Seller, if any, in and to any Intangible Property, in form attached hereto as Exhibit C;

iv. a Bill of Sale (the “Bill of Sale”), transferring and assigning to Buyer all right, title, claim, and interest of Seller, if any, in and to any Personal Property, in form attached hereto as Exhibit D;

v. recordable releases and discharges of all Mandatory Cure Items (if any);

vi. such good standing certificates and evidence of corporate, partnership and/or limited liability, as applicable, organization and due authority and such affidavits, indemnifications, transfer and withholding tax forms and the like from Seller as may be required by the Title Company, on or in forms customarily used by and reasonably satisfactory to the Title Company, in order to act as escrow agent for the closing of the transactions contemplated by this Agreement and/or in order to satisfy those requirements of the Title Company to issue the Title Policy;

vii. a closing settlement statement prepared by the Title Company (the “Settlement Statement”);

viii. all keys and access codes to the Property and copies of all of Seller’s books, records, permits, licenses, warranties and approvals relating to the use and operation of the Property;

ix. a certificate in the form attached as Exhibit E recertifying the representations and warranties of Seller set forth in this Agreement as of the Closing Date;

x. evidence that Seller has received the GMP Certification with respect to the Property;

xi. [conveyance of the GMP Certification with respect to the Property]; and

xii. such other documents, instruments or agreements reasonably required to consummate the Closing pursuant to this Agreement.

b. At Closing, Buyer shall execute and deliver, or cause to be executed and delivered, the following:

i. a certificate representing the Transferred Interests or other evidence of issuance of Transferred Interests reasonably satisfactory to Seller in the event the Transferred Interests are uncertificated;

ii. the General Assignment and the Settlement Statement;

iii. such good standing certificates and evidence of corporate, partnership and/or limited liability, as applicable, organization and due authority as may be required by the Title Company; and

iv. such other documents, instruments or agreements reasonably required to consummate the Closing pursuant to this Agreement.

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7. Prorations. The following prorations shall be made with respect to this transaction (with Seller to have the revenues and to be responsible for expenses through and including the day prior to the date of Closing, and Buyer to have the revenues and to be responsible for expenses on and after the date of Closing):

a. General property taxes (including state, county, municipal, school and fire district, and other local real estate taxes and personal property taxes) applicable to the Property for the current tax period, based on the most recent mill levy and most recent assessed valuation. All such taxes applicable to the Property for the prior years that are unpaid as of Closing shall be charged to Seller as a credit.

b. Special taxes or assessments, if any, upon the Property, assessed or becoming a lien on or prior to the day prior to date of Closing (but only past due installments and a pro rata share of the next due installment payable after the date of Closing) shall be charged to Seller as a credit.

c. Utility charges and assessments, if any, shall be prorated between the parties so that Seller shall be charged with any accrued but unpaid, past due or delinquent charges and assessments (as to the portion of such charges and assessments attributable to the period prior to Closing) as a credit. Seller shall obtain billings and meter readings as of the Closing to aid in such prorations.

Buyer and Seller shall each pay to the other party at the Closing the prorations made in this Section 7.

In the event on the date of Closing, the precise figures necessary for any of the foregoing adjustments are not capable of determination, the adjustments shall be made on the basis of good faith estimates of the parties, with an adjustment and reconciliation to the extent necessary once the same are finally determined. This Section 7shall survive the Closing for six (6) months.

8. Costs.

a. At (or prior to) Closing, Seller shall pay: (i) all sums required to release all Mandatory Cure Items, if any, from title to the Property, including costs of payment and discharge thereof and fees for recording releases; (ii) the costs of issuance of the Title Commitment and updates thereto, and the premium charged for the Title Policy, and (iii) all stamp, documentary and any other transfer taxes with respect to the transfer of the Land and Improvements,.

b. At (or prior to) Closing, Buyer shall pay (v) the premium and fees charged for any endorsements to the Title Policy; and (ii) the recording fees for the Deed

c. Seller and Buyer shall split, 50-50, the escrow fees of the Title Company incidental to the Closing and the holding of the Deposit hereunder.

Except as expressly provided in this Section 8 or as expressly provided elsewhere in this Agreement, Buyer and Seller shall pay their own respective costs, including their own respective attorneys’ fees, incidental to this Agreement and the transactions contemplated hereby. The foregoing agreements with respect to the allocation of costs shall survive the termination of this Agreement.

9. Representations. Seller represents and warrants that:

(a) Status. Seller is duly organized or formed, validly existing and in good standing under the laws of the State of Colorado.

(b) Due Authority. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally. The execution and delivery of this Agreement and all closing documents to be executed by Seller and the performance of the obligations of Seller hereunder or thereunder will not result in any default under any contract, agreement, or commitment to which Seller is bound. The person executing this Agreement on behalf of Seller has been authorized and empowered to execute this Agreement of behalf of Seller.

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(c) FIRPTA. Seller is not a foreign person or entity under the Foreign Investment in Real Property Tax Act of 1980, as amended (or if Seller is not considered the transferor under such Act, then the transferor is not a foreign person or entity under such Act), and no taxes or withholding under the Foreign Investment in Real Property Tax Act of 1980, as amended, shall be assessed or applied to Buyer in connection with the transactions contemplated hereby.

(d) OFAC Compliance. Neither Seller, nor any person or entity (a “Person”) who owns an interest in Seller, is a Person restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) or Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation any Persons named on the U.S. Department of the Treasury’s Office of Foreign Asset Control (“OFAC”) Specially Designated Nationals and Blocked Persons List.

(e) Ownership. Ross King is the sole manager of Seller, and the members included on Schedule 4 are the only members of the Seller.

(f) Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors against it, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending, or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, which remains pending.

(g) Litigation and Condemnation To the Seller’s knowledge (i) there is no litigation, claim, audit, action, or proceeding pending or threatened before or by any court, public board or body or governmental or administrative entity in any manner affecting the Property, and (ii) no condemnation or eminent domain proceedings are pending or contemplated against the Property.

(h) No Other Trade or Business; No Employees.

(i) Seller does not now, nor has ever from its formation through the Effective Date, owned any interest in any real property other than as described on Schedule 1;

(ii) Seller does not now, nor has ever from its formation through the Effective Date, has engaged in any business or activity other than ownership, development, and operation of the Property and activities incidental thereto; and

(iii) Seller does not have any employees.

(i) Intentionally Omitted.

(j) Tax Matters.

(i) Seller has duly and timely filed all federal and other material tax returns required to be filed by such party with any federal, state, or local authority, and all such tax returns were true and complete in all material respects when so filed.

(ii) Other than any amounts to be paid at the Closing, Seller has timely paid in full all taxes due and payable except to the extent being contested in good faith and adequate reserves or accruals for taxes of Seller has been established in accordance with such party’s standard accounting practices with respect to any period for which tax returns are not yet due and have not yet been filed.

(iii) Seller has not received any written notice for an audit of any taxes which has not been resolved or completed or any written notice from any tax authority that it intends to make any assessment for taxes.

(iv) Seller (x) is a party to any tax allocation or sharing agreement or is otherwise liable for any taxes of any other person, or (y) has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to any tax assessment or deficiency and there is no such request from the IRS or other tax authority to extend the period of assessment or collection of taxes (which request is still pending); and (z) is the subject of a “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under applicable state, local or foreign tax law).

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(v) Seller has (x) timely withheld and paid (or is deemed to have withheld and paid) to the proper governmental authorities or tax authorities all taxes required to have been withheld and paid and (y) timely collected and remitted to the appropriate governmental authorities or tax authorities all sales and use taxes.

(vi) Other than any amounts to be paid at the Closing, there are no liens for taxes (other than Taxes not yet due and payable or taxes that are being contested in good faith) upon any of the assets of Seller.

(vii) Seller have provided to Buyer true and correct copies of all prior property tax bills with respect to the Property for the past three (3) years.

(k) Notices. Seller has received no written notice from any governmental entity that the Property, or the operation or use of the same, does not comply with any law, ordinance or regulation in any material respect, which failure of compliance has not been cured.

(l) Service Contracts. There are no service, supply, maintenance, leasing or management agreements or other unrecorded agreements affecting the Property or the operation of any part thereof, which will not be cancelled by Seller on or prior to Closing.

(m) Employees. There are no employees for the Property (or any portion thereof) that Buyer shall be required to hire or retain from and after the Closing Date and there is no collective bargaining agreement with any labor union relating to the Property and there are no labor organizing activities pending or threatened as to the operation or maintenance of the Property.

(n) Violations. Seller has not received from any city, county, state or federal governmental body or administrative agency any written notices of violations of any statutes, laws, regulations or rules relating to the Property which notices are outstanding or have not been cured.

(o) Material Agreements. As of the Effective Date, Seller is not a party to or bound by any of the following (each, a “Material Agreement”):

(i) any agreement for the purchase or sale of real property;

(ii) any contract or agreement (including any tax abatement agreements) requiring payments (after applying any rebates, revenue sharing or discounts) by Seller in excess of $200,000 per year that is not cancellable by Seller without penalty on less than ninety (90) days’ notice;

(iii) any contracts or agreements pursuant to which Seller guarantees any liabilities or obligations in excess of $200,000; or

(iv) any property management agreement that will be in effect following the Closing.

(p) Tax Certiorari. Seller has not filed any tax certiorari proceedings or any applications for the reduction of the assessed valuation of the Land and Improvements.

(q) Special Taxes or Assessments. Seller has not received written notice of any special taxes or assessments relating to the Real Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Land and Improvements.

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(r) Environmental. There are no pollutants, contaminants or other substances, hazardous or otherwise, which are on or beneath the surface of the Property or in the improvements comprising part of the Property that Seller or, to the best of Seller’s knowledge, any other person or entity has placed or caused or allowed to be placed upon or beneath the Property, in violation of any law or regulation of any local, state or federal government or agency thereof, or which are or may be a nuisance or health hazard or threat to occupants of the Property or other residents of the surrounding area, and there are no such pollutants, contaminants or other substances that, to Seller’s knowledge, are on or beneath lands lying contiguous to the Property.

(s) Leases. There are no leases or other occupancy agreements related to the Property, or persons in possession or any part thereof.

(t) Agreement to Sell the Property. Seller has not entered into any presently effective agreement to sell the Property or any portion thereof or interest therein, or entered into any option agreement for the sale of the Property or any portion thereof or interest therein or right of first refusal with respect thereto.

(u) Liens. Other than any amounts to be paid at the Closing, there is no unpaid property tax, levy or assessment against the Property, and there is no indebtedness to any contractor, laborer, mechanic, materialmen, architect or engineer for work, labor or services performed or rendered, or for materials supplied or furnished, in connection with the Property for which any person could claim a lien against the Property

(v) Compliance with Laws. Seller has not received written notice from any Governmental Entity that Seller has violated in any respect or failed to comply in any material respect with any laws applicable to its business or operations, which remains uncured. Seller owns and/or possess all permits and licenses of all Governmental Entities (the “Governmental Permits”) that are required for its businesses, activities and operations, except for such incidental licenses and permits which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof.

(w) Title to Properties.

(i) Schedule 1 lists all personal property, individually in excess of $5,000, and all real property, in each case, owned, leased or managed by Seller, or otherwise used in or necessary to the conduct of the business. Seller has a valid and enforceable leasehold interest in all of its leased real property, free and clear of all liens, restrictions and encumbrances, except as otherwise set forth in the land records. Seller has good title to or a valid and enforceable leasehold interest in all personal property used in or necessary to the business of Seller and the same is in good condition and repair in all material respects (ordinary wear and tear excepted).

(ii) Seller has not received or provided any written or written notice of any material default or event that with or without notice or lapse of time, or both, would constitute a material default by a Seller, or any other party thereto, under any lease or sublease of real property to or by any Seller that would be reasonably likely to have a material adverse effect. Seller is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its leased real property, nor has Seller received written notice of any violation with which it has not complied in all material respects.

(x) Intellectual Property.

(i) Schedule 2 contains a complete and accurate list of all (i) patents owned by Seller or used or held for use by Seller in the business (“Patents”), registered and material unregistered marks owned by Seller or used or held for use by Seller in the business (“Marks”) and registered and material unregistered copyrights owned by Seller or used or held for use by Seller in the business (“Copyrights”) and (ii) products (including computer programs) and/or services and related documentation currently or previously researched, designed, developed, manufactured, performed, licensed, sold, distributed and/or otherwise made commercially available by Seller (the “Product”, and together with the Patents, Marks, Copyrights, the “Company Intellectual Property”).

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(ii) Except as set forth on Schedule 2, Seller (1) is the sole and exclusive owner of all right, title and interest in and to all Company Intellectual Property, and (ii) have valid and continuing rights (pursuant to written agreements) to use, sell, license and otherwise exploit, as the case may be, all other Company Intellectual Property as the same is used, sold, licensed and otherwise exploited by the Seller in the business, in the case of the foregoing clauses (i) and (ii) above, free and clear of all liens. The Company Intellectual Property constitutes all the Intellectual Property used or held for use in connection with the operation of the business, and there is no other Intellectual Property that is material to or necessary for the operation of the Business.

(iii) All Company Intellectual Property is currently in compliance with all formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, inventor declarations, proofs of working or use, timely post-registration filing of affidavits of use and incontestability, and renewal applications) to maintain such Company Intellectual Property in full force and effect, and all Company Intellectual Property owned by or exclusively licensed to Seller is valid, subsisting and enforceable. No issuance or registration obtained and no application filed by Seller for any Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed, except where Seller has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application. No Company Intellectual Property has been or is now involved in any interference, reissue, re-examination, inter-partes review, post-grant review, or opposition proceeding.

(iv) To the knowledge of the Seller, none of the operation of the business, the Products, or the Company Intellectual Property or the exploitation thereof infringes, misappropriates or violates (and did not in the past infringe, misappropriate or violate) any Intellectual Property of any person, and there are no pending or, to the knowledge of Seller, threatened claims or proceedings against Seller alleging that the operation of the business, the Products or the Company Intellectual Property or the exploitation thereof infringes, misappropriates, or violates (or in the past infringed, misappropriated or violated) any Intellectual Property of any person, or that any of the Company Intellectual Property is invalid or unenforceable. There is no, nor has there been any, infringement, misappropriation or violation by any person of any of the Company Intellectual Property or Seller’s rights therein or thereto. Seller has not delivered written notice of a claim for any such infringement, misappropriation or other violation to any person.

(v) Except as set forth on Schedule 2, and except for customary indemnities in management agreements and leases entered into in the ordinary course of business consistent with past practice, Seller has no obligation to compensate any person for the use of any Intellectual Property or has entered into any agreement to indemnify any other person against any claim of infringement or misappropriation of any Intellectual Property. There are no settlements, covenants not to sue, consents, judgments, or orders or similar obligations that: (i) restrict the rights of Seller to use any Intellectual Property, (ii) restrict the business in order to accommodate a third party’s Intellectual Property, or (iii) permit third parties to use any Company Intellectual Property.

(vi) All former and current employees, consultants and contractors of Seller that have developed or created any portion of, or would otherwise have rights in or to any Company Intellectual Property owned or purported to be owned by Seller have executed valid and enforceable written instruments with the Seller that assign to Seller all rights, title and interest in and to any and all such Intellectual Property. No current or former employee, consultant or contractor of Seller has ever excluded any Intellectual Property from any written assignment executed by any such person in connection with work performed for or on behalf of Seller. In each case where a Patent is held by a Seller by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued.

(vii) Seller has taken all reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets owned by such entity or used or held for use by such entity in the Business (collectively, the “Trade Secrets”), including, without limitation, requiring each employee and consultant of Seller and any other person with access to the Trade Secrets to execute a binding confidentiality agreement, copies or forms of which have been made available to the Investor, and, to the knowledge of Seller, there has not been any breach by any party to such confidentiality agreements. Except as set forth on Schedule 2, Seller has not granted, directly or indirectly, any current or contingent rights, licenses or interests in or to any source code of any of the Products, and Seller has not provided or disclosed any source code of any Product to any person.

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(viii) Each Product performs in all material respects in accordance with its documented specifications and as Seller has warranted to their customers, and does not contain any other devices that could disrupt or interfere with the operation of the Products or equipment upon which the Products operate, or the integrity of the data, information or signals the Products produce in a manner adverse Seller or any customer, licensee or recipient.

(ix) No government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of any of the Company Intellectual Property owned by or purported to be owned by Seller.

(x) Governmental Approvals; Compliance with Laws. Seller is in compliance in all material respects with all applicable Laws and regulations. Seller has all of the permits, licenses, orders, franchises and other rights and privileges (collectively, the “Permits”) of all federal, state, local or foreign governmental or regulatory bodies necessary for Seller to conduct its business as presently conducted and as contemplated to be conducted. All Permits are in full force and effect and, to the knowledge of Seller, no suspension or cancellation of any Permit has been threatened in writing, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated by this Agreement. Except as disclosed in Schedule 3,Seller has not ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of Seller or received any written request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of Seller.

(y) PurchaseOptions. (i) Seller has not granted any Purchase Options to any third party; and (ii) neither Seller nor any other person or entity has granted any Purchase Options. “Purchase Option” shall mean rights of first refusal, rights of first offer, or similar rights or options to purchase a Property (or a portion thereof or an interest therein).

(z) Zoning/Land Use. Seller has not received written notice from any governmental entity of any pending, threatened or contemplated petition, action, or hearing relating to or affecting the zoning or use of any Property or any portion thereof.

(aa)GMP Certification. The [GMP Certification] is attached to the Personal Property, and shall be conveyed and/or transferred by Seller to Buyer at the Closing in connection with this Agreement.

Seller affirms that the foregoing representations and warranties are each true and correct as of the Effective Date and shall be true and correct (and shall be deemed restated by Seller) as of Closing, subject to the limitations on survival in Section 20 below.

10. Seller’s Covenants. Following the execution of this Agreement and through the Closing, Seller covenants to (i) own, operate and maintain the Property in substantially the same manner as presently owned, operated and maintained, (ii) not enter into any lease of space or other occupancy arrangement or any new contract relating to any portion of the Property being conveyed to Buyer, (iii) not create, incur or suffer to exist any new lien or other encumbrance in any way affecting any portion of the Property, (iv) maintain the current insurance coverages for the Land and Improvements, (v) remove and clear any and all violations of law or municipal ordinances, orders or requirements issued by any federal, state, county, municipal or other departments or governmental agencies having jurisdiction against or affecting the Property (or any portion thereof), (vi) not take action that would render a representation or warranty of Seller under this Agreement untrue, and to notify Buyer of any occurrence that causes a representation or warranty of Seller to become untrue and (vi) provide Buyer with copies of any notices given or received from any governmental authority promptly upon Seller’s receipt thereof (but in no event later than the date in which the Closing occurs).

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11. Defaults.

a. In the event Seller shall default in performing any of its obligations under this Agreement, or if prior to Closing any one or more of Seller’s representations or warranties are breached in any material respect and Seller fails to cure such default or breach within three (3) business days following receipt of written notice from Buyer, then Buyer shall be entitled to (i) terminate this Agreement and receive a refund of the Deposit, (ii) bring an action for specific performance or (iii) exercise any and all other rights or remedies available to Buyer at law or in equity. If Buyer elects to terminate this Agreement under clause (i) above, then upon Buyer’s receipt of the Deposit, this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, duties, obligations, or liabilities under this Agreement, except for those rights, duties, obligations and liabilities that are expressly stated to survive the termination of this Agreement.

b. In the event Buyer fails to close on the date in which the Closing is scheduled to occur and fails to cure such default within three (3) business days thereof, the Deposit shall be forfeited by Buyer and the sum thereof shall go to Seller as liquidated damages and as Seller’s sole and exclusive remedy and Buyer shall have no further or other liability under or in connection with this Agreement, SELLER AND BUYER HEREBY AGREEING THAT SELLER’S ACTUAL DAMAGES, IN SUCH EVENT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE, AND THEREFORE, EACH OF SELLER AND BUYER ACKNOWLEDGES THAT THE AMOUNT OF THE DEPOSIT TO BE PAID TO SELLER HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S EXCLUSIVE REMEDY AGAINST BUYER, AND THAT PAYMENT OF SUCH AMOUNT TO SELLER AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY.

12. Brokers. Seller and Buyer each warrant and represent to one another that neither has employed or dealt with any real estate agent or broker relative to the sale and purchase of the Property. Each party hereby agrees to indemnify and hold harmless the other from and against any liability (including costs and reasonable attorneys’ fees) incurred by reason of any breach by the indemnifying party of the foregoing representations and warranties in this Section 12. The terms of this Section 12 shall survive the Closing or earlier termination of this Agreement.

13. Assignment. Except as a like kind exchange as set forth Section 14 below, Seller shall not assign its rights and interests under this Agreement. In addition to a like kind exchange set forth in Section 14 below, Buyer may assign its rights and interests under this Agreement, provided that in the event of any such assignment Buyer shall give Seller written notice of such assignment, Buyer as assignor shall not be relieved of liability under the covenants, agreements and obligations of Buyer contained in or derived from this Agreement, and the assignee(s) shall assume and agree to carry out any and all such covenants, agreements and obligations.

14. Like Kind Exchange. Either party may elect to structure the purchase or sale of the Property, as applicable, to effectuate a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code, as amended, and the related regulations of the U.S. Treasury Department. In connection with any such tax deferred exchange, each party agrees to take such steps as the other exchanging party may reasonably request in order to complete the tax deferred exchange, including allowing such party to substitute an exchange accommodation titleholder and/or qualified intermediary (the “Intermediary”) selected by such party to act in place of such party as purchaser or seller of the Property, as the case may be; provided, however, that such substitution shall not modify or alter such exchanging party’s liability under this Agreement, and such exchanging party shall remain wholly responsible for the same, neither party shall be required to take title to the exchange property or any other property, the other party shall not be required to incur any expense in connection with such substitution, and such substitution shall not alter or amend any of the requirements of this Agreement or delay Closing. Upon designation of an Intermediary by an exchanging party, such Intermediary shall be substituted for the exchanging party as the party conveying or acquiring the Property, at the Closing, as the case may be, and the other party agrees that performance by such Intermediary will be treated as performance by the exchanging party. A party electing to effectuate a tax deferred exchange will bear the costs associated with any such party’s exchange and shall indemnify and hold the other party harmless from any expense, cost, claim, cause of action or damage arising from or out of the tax deferred exchange. No tax deferred exchange shall delay the Closing or be a condition precedent to a party’s obligations to consummate the transaction under this Agreement. The terms of this Section 14 shall survive the Closing.

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15. Casualty. In the event of the damage or destruction of all or any part of the Property prior to Closing, Buyer, at its option exercisable by written notice to Seller, may either (i) terminate this Agreement, whereupon neither party will have any further obligations hereunder and the Deposit shall be refunded to Buyer (notwithstanding anything to the contrary in this Agreement), or (ii) continue under this Agreement, whereupon Seller shall assign to Buyer all its interest in and to any insurance policies and proceeds thereof payable as a result of such damage or destruction (or, if the insurer does not permit such policy and/or proceeds to be assigned to Buyer, a credit for such amounts) and whereupon Buyer shall receive a credit against the Purchase Price in the amount of any unpaid deductible payable under each such insurance policy.

16. Condemnation. In the event of the taking of all or any part of the Property prior to Closing, by eminent domain or condemnation, then Buyer, at its option exercisable by written notice to Seller, may either (i) terminate this Agreement, whereupon neither party will have any further obligations hereunder and the Deposit shall be refunded to Buyer (notwithstanding anything to the contrary in this Agreement), or (ii) continue under this Agreement, whereupon Seller will assign to Buyer all its interest in and to any award and proceeds thereof payable as a result of such taking.

17. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be (i) delivered personally, (ii) sent by a recognized national courier service (such as Federal Express) for next-business day delivery, pre‑paid and addressed as set forth below, or (iii) sent via e-mail to the e-mail address(es) set forth below:

(a)	If to Buyer:

 c/o CFN Enterprises Inc.

600 East 8th Street

Whitefish MT 59937

Attn: Mario Marsillo Jr.

Tel: (833) 420-2637

Email: mmarsillo@cfnenterprisesinc.com

With a copy to:

Dentons US LLP

22 Little West 12th Street

New York, NY 10014-1321

Tel: (212) 768-6839

Email: rob.condon@dentons.com

(b)	If to Seller:

Kind Roots Botanicals, LLC

7281 East Hinsdale Ave.

Centennial, CO 80112

Attn: Ross King

Tel: (303) 548-4300

Email: ross@rossking.com

With a copy to:

4 Clover Capital Corporation

858 S. Gaylord Street

Denver, CO 80209

Attn: Mike Gallagher

Tel: (303) 877-8218

Email:

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(c)	If to Title Company:

[_______________________] [_______________________] [_______________________] [_______________________]

Such notices shall be deemed effective and received hereunder (i) upon delivery with respect to personal delivery, (ii) one (1) business day after being deposited with a recognized national courier service for next-business day delivery, or (iii) at the time the e-mail is sent with respect to e-mail notices. Any party may change the address to which notices are to be addressed by giving the other parties notice in the manner herein set forth. Notices may be given by a party’s counsel on behalf of such party as if such party had given such notice itself.

18. Timeliness. Time is of the essence with respect to each and every provision of this Agreement.

19. Business Days. As used in this Agreement, the term “business day” shall mean any day other than a Saturday, Sunday or legal holiday in the State in which the Property is located. If any date for the occurrence of a delivery, a notification or an event under this Agreement falls on a day that is not a business day, then the time for the occurrence of such delivery, notification or event shall be extended to the next day that is a business day. With respect to any date for the occurrence of a delivery, a notification or an event under this Agreement, the deadline shall be 5:00 pm P.S.T. on such date.

20. Survival. Seller’s liability, if any, with respect to those representations and warranties set forth in Section 9 of this Agreement shall survive Closing for a period of one (1) year after the date of Closing (the “Survival Period”), and no claim under this Agreement for a breach of such representations and warranties of Seller shall be commenced after the expiration of the Survival Period, unless (i) such claim or action is based on an alleged breach occurring prior to expiration of the Survival Period, (ii) Buyer gives written notice of the alleged breach to Seller prior to expiration of the Survival Period, and (iii) Buyer commences suit with respect to the claim within 3 months following expiration of the Survival Period.

21. Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which shall constitute an original. The parties may sign this Agreement by electronic signature copies, and any such copy shall be deemed to be an original and shall be fully binding on the signing party(ies).

22. Interpretation. Whenever terms “include” or “including” are used in this Agreement, such terms shall be interpreted and shall read as “include without limitation” or “including without limitation” unless the context expressly requires an interpretation and reading limited to a specific reference or example. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State in which the Property is located, without regard to any otherwise applicable principles of conflicts of laws or choice of laws.

23. Binding. This Agreement shall be binding on and shall inure to the benefit of Seller and Buyer and their respective heirs, devisees, legatees, administrators, executors, personal representatives, successors and assigns.

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24. Escrow Provisions.

a. The Title Company shall disburse the Deposit to the party entitled thereto under the terms of this Agreement. Upon receipt of a written demand (“Demand”) from Seller or Buyer that Seller or Buyer, as applicable, is entitled to receive the Deposit, the Title Company shall thereafter promptly send a copy (“Forwarding Notice”) of the Demand to the party who did not deliver the Demand. If within three (3) business days after delivery of the applicable Forwarding Notice, the Title Company receives a written objection (“Objection”) from the party receiving the Forwarding Notice, the Title Company shall promptly forward a copy of such Objection to the other party. In such event, the Title Company shall continue to hold the Deposit until otherwise directed by written instructions from both Seller and Buyer or by a final, non-appealable order or judgment of a court of competent jurisdiction. Notwithstanding the foregoing, Title Company shall have the right, in the event of its receipt of an Objection or any other disputeregarding the Deposit, to deliver the remaining Deposit, if any, to a court of competent jurisdiction. The Title Company shall give written notice of any such delivery to the other parties hereto. Upon such delivery, the Title Company shall be relieved and discharged of all further obligations and responsibilities hereunder. If within three (3) business days after delivery of the Forwarding Notice, the Title Company does not receive an Objection from the party receiving the Forwarding Notice or prior thereto receives written approval from the party receiving the Forwarding Notice, then the Title Company shall promptly thereafter pay the amount set forth in such Demand to the party delivering the Demand in accordance with the instructions in the Demand. Notwithstanding the foregoing provisions of this Section 24(a), however, in the event this Agreement is terminated by Buyer (or deemed terminated by Buyer) pursuant to Section 2(c) of this Agreement, the Title Company shall disburse the Deposit to Buyer without prior notice to, or the consent of, Seller.

b. Notwithstanding any other provision in this Section 24, the Title Company shall have the right but not the obligation to consult counsel and to require and receive such written certifications or instructions from any party hereto as the Title Company reasonably deems necessary or appropriate before taking any action hereunder. If any dispute concerning (i) receipt or disbursement of the Deposit held hereunder and/or (ii) this Agreement arises between any of the parties hereto, or if the Title Company is uncertain as to the Title Company’s obligations hereunder, the Title Company shall have the right but not the obligation to refrain from taking any action other than to continue to hold the remaining funds then held hereunder in escrow until otherwise directed by a final order or judgment of a court of competent jurisdiction or by a written agreement signed by Buyer and Seller.

c. The Title Company may assume the genuineness of any document or signature which appears to the Title Company to be genuine, whether or not original or photocopy. The Title Company shall in no event be liable or responsible for any failure of the financial institution in which the Deposit is deposited to pay such amount at the Title Company’s direction.

d. The Title Company shall not be obligated to, but may, institute legal proceedings of any kind that it deems in its reasonable judgment to be necessary or appropriate, including but not limited to a legal proceeding or action in a court of competent jurisdiction to determine the Title Company’s obligations hereunder or to seek permission to deposit the funds in court and be relieved of all further obligations hereunder.

e. Buyer and Seller acknowledge that the Title Company shall not be liable to Buyer and Seller for any act or omission on Title Company’s part except to the extent taken or suffered in willful disregard of this Agreement or involving Title Company’s gross negligence.

f. The Title Company may resign as escrow agent hereunder (i) upon ten (10) days’ written notice to Buyer and Seller, subject to the appointment of a substitute escrow agent by Buyer and Seller and the acceptance by the substitute escrow agent of such appointment, or (ii) following the petitioning of a court of competent jurisdiction seeking the appointment of a substitute escrow agent, upon the appointment by such court of a substitute escrow agent and the acceptance by such court-appointed substitute escrow agent of such appointment, or (iii) upon the deposit of the funds, if any, then held by Title Company hereunder with a court of competent jurisdiction.

g. Seller and Buyer, jointly and severally, hereby agree to indemnify the Title Company for, and to hold it harmless from and against, any loss, liability or expense incurred by the Title Company, including, without limitation, reasonable attorney’s fees and disbursements, which may be imposed upon or incurred by the Title Company in connection with its serving as escrow agent under this Agreement, except to the extent arising from the gross negligence or willful misconduct of the Title Company. The provisions of this Section 24(g) shall survive the expiration or earlier termination of this Agreement.

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25. Joint and Several. If Seller consists of more than one party, each shall be jointly and severally liable to perform the obligations of Seller under this Agreement.

26. Exclusivity. From and after the Effective Date, Seller shall not solicit or respond to offers from other prospective buyers of the Property and Seller shall remove public listings of the Property (including, without limitation, from CoStar, LoopNet and similar websites).

27. Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State in which the Property is located in. This Section 27 shall survive the Closing or any termination of this Agreement.

28. Confidentiality. Each of Seller and Buyer shall keep in confidence and not disclose any information or documents it receives from the other or the existence of, the parties to, or the terms and conditions of this Agreement, including, without limitation, with respect to Seller, any of information or documents that Seller receives relating to Buyer’s proposed remodeling, development, business plans and/or operation of the Property or any portion thereof (collectively, the “Confidential Information”) to any person, firm or entity, except Buyer may disclose such Confidential Information to any of Buyer’s affiliates, members, partners, trustees, shareholders, beneficiaries, investors (actual and potential), lenders (actual and potential), directors, officers, attorneys, employees, representatives or agents (collectively, “Buyer Parties”) and Seller may disclose such Confidential Information to any of Seller’s affiliates, members, partners, trustees, shareholders, beneficiaries, investors (actual and potential), lenders (actual and potential), directors, officers, attorneys, employees, representatives or agents (collectively, “Seller Parties”) and the parties may disclose such Confidential Information as required by law or by regulatory or judicial process. Notwithstanding anything to the contrary contained herein, “Confidential Information” shall not include: (i) information already in a disclosing party’s possession prior to its receipt thereof from the non-disclosing party or its representative, (ii) information which is obtained by a disclosing party from a third person who is not prohibited from disclosing such information to it by any contractual, legal or fiduciary obligation to the non-disclosing party, (iii) information which is or becomes publicly disclosed through no fault of the disclosing party or (iv) information which is required to be disclosed by a court of competent jurisdiction in connection with any litigation between the parties hereto. The provisions of this Section 28 shall survive the Closing or any termination of this Agreement.

29. Partial Invalidly. If any term or provision of this Agreement or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

30. Entire Agreement; No Amendments. This Agreement constitutes the entire agreement between Seller and Buyer relating to the Property and supersedes and cancels all prior agreements, letters of intent, expressions of interest and understandings, whether oral or written, relating to the subject matter hereof, except as specifically agreed in writing to the contrary, and shall become a binding and enforceable agreement between Seller and Buyer upon the execution and delivery of this Agreement by all parties hereto. No amendment of or modification to this Agreement of any kind whatsoever shall be made or claimed by Seller or Buyer, and no notice of any extension (except as provided herein), change, modification or amendment made or claimed by Seller or Buyer shall have any force or be of any effect whatsoever, unless the same is in writing and signed by the party against whom enforcement is sought.

31. Prevailing Party. In the event of any litigation or any other action to enforce the provisions of this Agreement, the prevailing party in such litigation or such action shall be entitled to be reimbursed by the other party for the prevailing party’s reasonable out-of-pocket costs and expenses (including reasonable counsel fees and court costs). This Section 31 shall survive the Closing or any termination of this Agreement.

32. Waiver of Jury Trial. Seller and Buyer expressly waive all right to trial by jury in any claim, action, proceeding or counterclaim by Seller or Buyer against each other on any matters arising out of or in any way connected with this Agreement and the transactions contemplated hereby. This Section 32 shall survive the Closing or any termination of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the Effective Date.

SELLER

[___________________],

a [__________]

By:    _____________________

Name:

Title

BUYER

CFN Real Estate II LLC,

a Delaware limited liability company

By:    _____________________

Name:

Title

Purchase and Sale Agreement

16

JOINDER BY THE TITLE COMPANY

The Title Company has executed this Agreement in order to confirm that, upon the Title Company’s receipt of the Deposit, the Title Company shall hold the Deposit in escrow and shall disburse the Deposit pursuant to the provisions of this Agreement.

[__________________________]

By:  __________________________________

Name: ________________________________

Title: _________________________________

Joinder to Purchase and Sale Agreement

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

Exhibit A

EXHIBIT B

FORM OF DEED

Exhibit B

EXHIBIT C

FORM OF GENERAL ASSIGNMENT

GENERAL ASSIGNMENT AND ASSUMPTION

This General Assignment and Assumption (this “Assignment”) is executed by [__________________], a [__________________] (“Assignor”), in favor of [__________________], a [__________________] (“Assignee”) as of [__________________], 2022 (the “Effective Date”).

WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement, dated as of [__________________], 2022, between Assignor, as seller, and Assignee, as purchaser (as such Agreement may have been amended, restated, or modified as of the date hereof, the “Agreement”) with respect to the sale of certain Property identified therein. (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.)

WHEREAS, pursuant to the Agreement, Assignor has agreed to assign, without recourse or warranty, to Assignee all of Assignor’s right, title and interest, if any, in and to the easements, access rights, development rights and other appurtenances related to the Property and all intangible personal property, including, without limitation, any warranties, guaranties and indemnities, governmental licenses, permits, approvals, certificates, or similar rights, plans, drawings, specifications, surveys, engineering reports and other technical descriptions related to the Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. As of the Effective Date, Assignor hereby assigns, sells and transfers, without recourse or warranty, to Assignee all of Assignor’s right, title and interest, if any, in and to the easements, access rights, development rights and other appurtenances related to the Property and all intangible personal property, including, without limitation, any warranties, guaranties and indemnities, governmental licenses, permits, approvals, certificates, or similar rights, plans, drawings, specifications, surveys, engineering reports and other technical descriptions related to the Property.

2. Assumption. As of the Effective Date, Assignee expressly agrees to assume and hereby assumes all liabilities and obligations of the Assignor in connection with the easements, access rights, development rights and other appurtenances related to the Property and all intangible personal property, including, without limitation, any warranties, guaranties and indemnities, governmental licenses, permits, approvals, certificates, or similar rights, plans, drawings, specifications, surveys, engineering reports and other technical descriptions related to the Property.

3. Counterparts. This Assignment may be executed in a number of identical counterparts. Signatures may be delivered by facsimile or electronic delivery, and such signatures shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

4. Applicable Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State in which the Property is located in.

5. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of page intentionally left blank.]

Exhibit C

IN WITNESS WHEREOF, the undersigned has executed this General Assignment and Assumption as of the day and year first written above.

ASSIGNOR:

[________________]

By:
Name:
Title:

[Assignee’s Signature Page Follows]

Exhibit C

ASSIGNOR:

[________________]

By:
Name:
Title:

Exhibit C

EXHIBIT D

FORM OF BILL OF SALE

EXHIBIT E

RECERTIFICATION OF REPRESENTATIONS AND WARRANTIES

The undersigned hereby certifies to ______________________________ (“Buyer”) that each of the representations and warranties made in Section 9 of that certain Purchase and Sale Agreement dated _________ __, 2022, as amended and/or assigned, by and between the undersigned and Buyer is true, correct and complete in all material respects as of the date hereof except ___________________________________________________________________________________________________________________________________________________________.

Dated: ________________

SELLER: [__________] By: ________________________________________ Name:______________________________________ Title:_______________________________________